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                                                                  EXHIBIT 10.45
                                   Procept, Inc.
                             Procept Acquisition Corp.
                                 840 Memorial Drive
                                Cambridge, MA  02139


                                   February 8, 1999



Pacific Pharmaceuticals, Inc.
6730 Mesa Ridge Road, Suite A
San Diego, CA  92121

Re:  Amendment to Agreement and Plan of Merger
     -----------------------------------------

Dear Sirs or Madams:

          On December 10, 1998, Procept, Inc., a Delaware corporation ("Procept"), Pacific Pharmaceuticals, Inc., a Delaware corporation ("Pacific"), and Procept Acquisition Corp., a Delaware corporation ("PAC"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

          Pursuant to the merger contemplated by the Merger Agreement (the "Merger"), each holder of Pacific's Series A Convertible Preferred Stock, $25.00 par value ("Pacific Preferred Stock"), shall receive shares of Procept Common Stock (the "Merger Shares") and certain contractual rights set forth in Section 10 of the Merger Agreement (the "Section 10 Rights"). It is the parties understanding that, under present circumstances, the issuance of Procept Common Stock to the holders of Pacific Common Stock in the Merger will cause a Dilution Event (the "Merger Dilution Event") under the anti-dilution rights contained in
Article VI of Subscription Agreements entered into by certain holders of Procept Common Stock who purchased their shares in a 1998 private placement (the "Article VI Rights Holders").

          The parties hereby confirm that it is their intent that the Merger have the equivalent effect for the holders of Pacific Preferred Stock and the
Article VI Rights Holders. Accordingly, notwithstanding anything to the contrary set forth in the Merger Agreement, the parties hereby agree that the holders of Pacific Preferred Stock shall receive such number of additional shares of Procept Common Stock (the "Dilution Shares") as they would have received due to the Merger Dilution Event had they been Article VI Rights Holders immediately prior to the time of the Merger. (Under present circumstances, the parties understand and agree that 417,137 Dilution Shares shall be issued to holders of Pacific Preferred Stock due to the Merger Dilution Event).

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          If the foregoing is in accordance with your understanding of our agreement, please sign and return to Procept a counterpart hereof, whereupon this instrument, together with all counterparts, will become a binding agreement in accordance with its terms.

                                   Very truly yours,

                                   PROCEPT, INC.


                                   By:   /s/ John F. Dee
                                     ------------------------------
                                        John F. Dee
                                        President and CEO


                                   PROCEPT ACQUISITION CORP.


                                   By:   /s/ John F. Dee
                                      -----------------------------
                                        John F. Dee
                                        President and CEO


Confirmed, accepted and agreed to
as of the date first above written

PACIFIC PHARMACEUTICALS, INC.


By:   /s/ Anil K. Singhal
     --------------------
     Anil K. Singhal
     Interim President and CEO



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